Exhibit T3A.48
CERTIFICATE OF INCORPORATION
OF
THE CIT Group/Corporate Aviation, Inc.
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          1. The name of the corporation is
              The CIT Group/Corporate Aviation, Inc.
          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          4. The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000); all of such shares shall be without par value.

          5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
CAROLYN M. McGOVERN	1633 Broadway New York, New York 10019

KIMBERLY D. GILBERTSON	1633 Broadway New York, New York 10019

JOSEPH G. CARROLL	1633 Broadway New York, New York 10019
          5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
THOMAS L. ABBATE	The CIT Group Holdings, Inc. 650 CIT Drive Livingston, New Jersey 07039

WILLIAM BARONOFF	The CIT Group Holdings, Inc. 650 CIT Drive Livingston, New Jersey 07039

JOHN D. BURR	The CIT Group/Equipment Financing, Inc. 5160 Wiley Post Way, Suite 240 Salt Lake City, Utah 84116

JOSEPH J. CARROLL	The CIT Group Holdings, Inc. 650 CIT Drive Livingston, New Jersey 07039

CHARLES D. CONTE	The CIT Group/Equipment Financing, Inc. 650 CIT Drive Livingston, New Jersey 07039

JOHN A. FALL	The CIT Group/Equipment Financing, Inc. 650 CIT Drive Livingston, New Jersey 07039

NAME	MAILING ADDRESS
GEORGE J. FINGUERRA	The CIT Group /Equipment Financing, Inc. 270 Park Avenue New York, New York 10017

ALBERT R. CAMPER, JR.	The CIT Group Holdings, Inc. 650 CIT Drive Livingston, New Jersey 07039

GARY K. GUSOFF	The CIT Group/Equipment Financing, Inc. 650 CIT Drive Livingston, New Jersey 07039

ROBERT J. MERRITT	The CIT Group/Equipment Financing, Inc. 650 CIT Drive Livingston, New Jersey 07039

WILLIAM M. O’GRADY	The CIT Group Holdings, Inc. 650 CIT Drive Livingston, New Jersey 07039

THOMAS J. O’ROURKE	The CIT Group Holdings, Inc. 650 CIT Drive Livingston, New Jersey 07039

JOSEPH A. POLLICINO	The CIT Group Holdings, Inc. 650 CIT Drive Livingston, New Jersey 07039
          6. The corporation is to have perpetual existence.
          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.
          8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

           Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 28th day of February, 1990.

/s/ Carolyn M. McGovern

Carolyn M. McGovern

/s/ Kimberly D. Gilbertson

Kimberly D. Gilbertson

/s/ Joseph G. Carroll

Joseph G. Carroll